Exhibit 99.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of HMS Holdings Corp. for the quarter March 31, 2003, I, William F. Miller III, Chairman and Chief Executive Officer of HMS Holdings Corp., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) such Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such
Quarterly Report on Form 10-Q for the
quarter ended March 31, 2003, fairly
presents, in all material respects, the
financial condition and results of
operations of HMS Holdings Corp.

/S/ WILLIAM F. MILLER III WILLIAM F. MILLER III Chairman and Chief Executive Officer

May 9, 2003